EXHIBIT 4.03


                              AMPEX CORPORATION
                          1992 STOCK INCENTIVE PLAN

                       as amended through June 7, 1996



1.    Purpose

          The purpose of this plan (the "Plan") is to secure for Ampex Corporation (the "Company") and its stockholders the benefits arising from the ownership of stock options and stock appreciation rights by directors and key employees of the Company and its parent and subsidiary corporations, who are expected to contribute to the Company's future growth and success.

2.    Types of Plan Benefits

          (a) Types of Awards. Subject to Section 3(a), the Company may in its sole discretion grant, with respect to the Company's Class A Common Stock ("Common Stock"), options ("Options") and/or stock appreciation rights ("Rights") to eligible persons, as authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors). As used in the Plan, an "Award" shall mean an Option or a Right or both and an "Award Owner" shall mean the owner of an Option or a Right or both.

              (i) Types of Options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options ("Non-Statutory Stock Options"), which are not intended to or do not meet the requirements of Code Section 422.

              (ii) Types of Rights. Rights granted pursuant to the Plan shall entitle the Rights holder to receive cash or Common Stock equal to the appreciation in the value of the shares of the Common Stock of the Company as provided in Section 7. Rights may be either an alternative to or in tandem with the exercise of all or any portion of an Option granted to a Rights holder ("Tandem Rights") or independent of any Options granted hereunder ("Non-Tandem Rights").

3.    Administration

          (a) General Provisions. The Plan will be administered by the Board of Directors of the Company (the "Board"), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except for all decisions with respect to Awards for officers and directors subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which shall be made only by a committee meeting the requirements set forth in
Section 3(b), the Board may in its sole discretion grant Options to purchase shares of the Company's Common Stock, issue Rights to the appreciation in the value of such shares, and issue shares upon exercise of such Options and Rights, and/or distribute cash upon exercise of such Options and Rights, as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Awards agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements, which need not be identical; to advance the lapse of any waiting or installment periods and exercise dates; and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable


374105.1

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for any action or determination taken or made under or with respect to the Plan or any Award in good faith. The Board may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee unless the context requires otherwise.

          (b) Disinterested Committee under Rule 16b-3. None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities of the Company under (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquired stock, stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to transactions in any such other plan that do not disqualify a director from being a disinterested person under Rule 16b-3 (as defined in Section 17(d)). The limitations set forth in this Section 3(b) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3.

4.    Eligibility

          (a) Generally

              (i) Except as provided in Section 4(b), Awards shall be granted only to persons who are, at the time of grant, officers, employees, directors, consultants, advisors or other service providers (provided that any consultant, advisor or service provider must render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or of any Parent Corporation or Subsidiary (as defined in Sections 17(c) and 17(e)).

              (ii) An eligible individual may be granted Incentive Stock Options, Non-Statutory Stock Options, Tandem Rights and/or Non-Tandem Rights. A person who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Board shall so determine.

          (b) Incentive Stock Options. No person shall be granted any Incentive Stock Option under the Plan unless at the time such Option is granted, such person is an employee of the Company, or of any Parent Corporation or Subsidiary, and does not own, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary (a "10% Stockholder"), unless the requirements of Section 6(d)(i) are satisfied.

          (c) Limit on Awards. Notwithstanding any other provisions of the Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any single fiscal year (the "Individual Award Limit") shall be 1,663,645 shares (subject to adjustment as provided in Sections 13 and 14), which represents five percent of the Common Stock of the Company that was outstanding on May 19, 1995. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the Individual Award Limit with respect to a participant, (i) if an Award is cancelled, the cancelled Award shall continue to count against the Individual Award Limit; and (ii) if, after grant, the exercise price of an Award is reduced, the transaction shall be treated as the cancellation of the Award and a grant of a new Award, and both the Award that is deemed cancelled and the new Award shall count against the Individual Award Limit.

5.    Stock Subject to Plan

          Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of shares of Common Stock of the Company that may be issued pursuant to Awards granted under the Plan is 4,250,000 shares. Shares issued pursuant to the Plan may be treasury shares of the Company. The Company shall have no obligation to issue unauthorized shares in respect of Awards. If Awards granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to the unexercised portions of such Awards shall again be available for subsequent Awards grants under the Plan. Stock issuable upon


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exercise of Awards granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board.

6.    Options

          (a) Forms of Option Agreements. As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an Option Agreement, substantially in the form of Exhibit A to the Plan (in the case of Incentive Stock Options) or Exhibit B to the Plan (in the case of Non-Statutory Stock Options). The Option Agreement may be in such other form not inconsistent with the Plan as shall be specified by the Board of Directors at the time such Option is granted.

          (b) Purchase Price. No consideration is to be paid for the grant of an Option. The purchase price per share of stock deliverable upon the exercise of an Option shall be determined by the Board on the date such Option is granted; provided, however, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Value (as defined in Section 17(b)) of such stock, as determined by the Board at the grant of such Option, (ii) in the case of a Non-Statutory Stock Option, the exercise price shall not be less than 85% of the Fair Value, and (iii) in the case of any Option granted to a 10% Stockholder, the exercise price shall not be less than 110% of the Fair Value.

          (c) Payment of Exercise Price. Payment of the exercise price of an Option shall be in cash (by check) or, in the sole discretion of the Board and to the extent authorized in the Option Agreement, in any of the following methods or any combination thereof: (i) by surrender of shares of fully paid Common Stock of the Company with a Fair Value equal to the aggregate exercise price; (ii) by waiver of compensation owed by the Company to the Option holder;
(iii) through a "same-day sale" commitment from the Option holder and an NASD broker; (iv) through a "margin" commitment from the Option holder and an NASD broker; (v) by the surrender of other Options held by the Option holder (other than Incentive Stock Options) to purchase Common Stock of the Company, to the extent of the "spread" on the surrendered Options (the "spread" being the amount by which the Fair Value of the shares covered by the surrendered Options on the exercise date exceeds the aggregate exercise price of the surrendered Options);
(vi) by tender of a full-recourse promissory note bearing interest at a rate and coming due in installments as determined by the Board; or (vii) by any other lawful means.

          (d) Incentive Stock Options. Options granted under the Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions:

              (i) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option a 10% Stockholder, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Value of one share of Common Stock at the time of grant; and (y) the option exercise period shall not exceed five years from the date of grant.

              (ii) Dollar Limitation. Common Stock of the Company that is acquired pursuant to the exercise of an Incentive Stock Option granted to an employee under the Plan shall be deemed to be acquired pursuant to the exercise of an incentive stock option under Code Section 422, only to the extent that the aggregate Fair Value (determined as of the respective date or dates of grant) of the Common Stock with respect to which such Incentive Stock Option, and all other incentive stock options that are granted to such employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and any Subsidiary) are exercisable for the first time by such employee in any one calendar year, does not exceed $100,000. To effectuate the provisions of this Section 6(d)(ii), the Board may designate the shares of Common Stock that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying such certificates as Incentive Stock Option stock in its stock


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transfer records. Except as modified by the preceding provisions of this Section
6(d) all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

          (e) Non-Statutory Stock Options. Upon the exercise by an Award Owner of a Non-Statutory Stock Option, the Board may, in its discretion, make a payment in cash, in lieu of delivery of one or more shares of Common Stock, in an amount per share equal to the Fair Value, on the effective date of exercise, of such share or shares. If, upon exercise, the Board has determined to pay cash in lieu of one or more shares, any portion of the purchase price of such shares that has not previously been paid by the Award Owner shall be offset against the amount payable by the Company.

7.    Rights

          (a) Forms of Rights Agreement. As a condition to the grant of Rights under the Plan, each Rights holder shall execute a Rights Agreement, substantially in the form of Exhibit C to the Plan (in the case of Tandem Rights) or Exhibit D to the Plan (in the case of Non-Tandem Rights), or in such other form not inconsistent with the Plan, as shall be specified by the Board at the time such Rights are granted.

          (b) Purchase Price. No consideration is to be paid for the grant of a Right.

          (c) Entitlement Under Each Right. To the extent the holder of a Right is vested in such Right (as provided in the Rights Agreement), each Right granted shall entitle the Right holder upon exercise of the Right to a lump sum payment in cash, for each share covered by the Right, equal to the excess, if any, of (i) the Fair Value, on the effective date of exercise, of one share of Common Stock over (ii) the Fair Value, on the date of grant, of such share; provided, however, in the sole discretion of the Board, at any time prior to settlement of the Right, (A) up to 100% of the payment may be made in shares of Common Stock based on the Fair Value on the exercise date of such shares of Common Stock, and (B) the remainder in a lump sum cash payment. Any lump sum cash payments may be made in installments with interest, at a rate and over a period determined by the Board.

8.    Exercise Period

          (a) Generally. Each Award shall expire on such date as the Board shall determine on the date such Award is granted, but in no event after the expiration of ten years from the date on which such Award is granted (or five years in the case of Incentive Stock Options described in Section 6(d)(i)), and in all cases each Award shall be subject to earlier termination as provided in the Plan.

          (b) Effect of Termination of Employment. No Award may be exercised unless, at the time of such exercise, the Award Owner is, and continuously since the date of grant of his or her Award, has been an employee and/or a director of one or more of the Company, a Parent Corporation or a Subsidiary, except that subject to Section 10 and if and to the extent the Award agreement so provides:

              (i) the Award may be exercised within the period of three months after the date the Award Owner ceases to be an employee or director of any of the foregoing entities (or within such lesser period as may be specified in the Award agreement);

              (ii) if the Award Owner dies while an employee or a director of the Company, a Parent Corporation or a Subsidiary or within three months after the Award Owner ceases to be such an employee or director, the Award may be exercised by the administrator of the Award Owner's estate, or by person to whom the Award is transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the Award agreement); and

              (iii) if the Award Owner becomes disabled (within the meaning of Section 22(e)(3) of the Code) while an employee or a director of the Company, a Parent Corporation or a Subsidiary, the Award may


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be exercised within the period of one year after the date the Award Owner ceases to be an employee or director of any of the foregoing entities because of such disability (or within such lesser period as may be specified in the Award agreement);

              provided, however, that in no event may any Award be exercised after the expiration date of the Award. Any Award or portion thereof that is vested on or before the date on which the Award Owner ceases to be an employee or director of the Company (the "Termination Date"), but not exercised during the applicable time period specified above (or any shorter period specified in the Award agreement) shall be deemed terminated at the end of the applicable time period for purposes of Section 5. Any Award or portion thereof that is not vested, and will not become vested based on the applicable vesting schedule, on or before the Termination Date shall be deemed terminated for purposes of
Section 5 on the earlier of (i) the Termination Date or (ii) the date of the employee's last day of active work at the Company (which, in the case of a lay-off, shall be the effective date of the lay-off).

          (c) Effective Date of Exercise. Subject to the provisions of Sections 8(a), 8(b) and 10, the exercise of an Award by an Award Owner shall take effect on the date of receipt by the Company of written notice of exercise by the Award Owner, provided such receipt is followed promptly by receipt of any required payment for such exercise. Notwithstanding the foregoing, if (i) such Award is a Right owned by an officer or director of the Company and is being settled partially or fully in cash, (ii) such date of receipt of the exercise notice occurs outside of the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 and ending on the twelfth business day following such date, and (iii) the Company has not received a no-action letter from the Securities and Exchange Commission (and has not otherwise concluded) that such Award or class of Awards is exempt from the exercise period requirements of paragraph (e)(3) of Rule 16b-3, the exercise of the Award shall take effect as of the first day of the period described in subparagraph (ii) next following the date of such receipt.

9.    Assignability of Awards

          To the extent required by Rule 16b-3, or for registration on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), no Award granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution; provided that if Rule 16b-3 and the requirements for registration on Form S-8 are subsequently amended to permit broader transferability of Options, Awards shall be transferable to the extent provided in the Award agreement covering the Award, and the Board shall have discretion to amend any such outstanding Award to provide for broader transferability of the Award as the Board may authorize within the limitations of Rule 16b-3 and the requirements for registration on Form S-8. Notwithstanding the foregoing, if required by the Code, each Incentive Stock Option under the Plan shall be transferable by the holder thereof only by will or the laws of descent and distribution and, during the Option holder's lifetime, shall be exercisable only by the Option holder. In the event of any transfer of an Award hereunder that is permitted by Rule 16b-3 and the requirements for registration on Form S-8, the transferee shall be entitled to exercise the Award in the same manner and only to the same extent as the Award holder (or his or her personal representative or the person who would have acquired the right to exercise the Award by bequest or intestate succession) would have been entitled to exercise the Award under Sections 6, 7 and 8 had the Award not been transferred.

10.   Vesting of Awards

          An Option or Right may be exercised, and payment shall be made upon exercise of such Award, only to the extent that such Award has vested. Unless otherwise specified by the Board at the time an Award is granted, an Award shall vest based on the collective number of years of service with or for the Company, the Parent Corporation and Subsidiaries, in accordance with the schedule or terms set forth in the Award agreement executed by the Award Owner and a duly authorized officer of the Company. Notwithstanding the foregoing, unless the Board specifically authorizes a different vesting schedule with respect to an Award, an Award shall


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become exercisable based on the number of full years of service that such Award
Owner has completed since the Award's date of grant, in accordance with the following schedule:

===============================================================================
          Number of Years of                          Percentage of
      Service Since Date of Grant                  Award Available for
      ---------------------------                 Exercise (Cumulative)
                                                  ---------------------
              1 year                                       25%
              2 years                                      50%
              3 years                                      75%
              4 or more years                             100%

          The Board, in its discretion, may establish a different vesting schedule at the time an Award is granted.

          Notwithstanding anything to the contrary in this Section 10, upon the exercise of an Award by a director or officer of the Company who is subject to
Section 16 of the 1934 Act, the Company shall determine if such exercise complies with Rule 16b-3(c)(1). If such exercise does not so comply, such exercise shall not be given effect unless (i) the Company, within 5 days of receipt of the notice of exercise, notifies the Award Owner, in writing, of such non-compliance and (ii) the Award Owner responds in writing, in substance and form satisfactory to the Company, within 5 days of receipt of the Company's notification, that such exercise is to remain effective.

11.   General Restrictions

          (a) Award Owner Representations. The Company may require any person to whom a Award is granted, as a condition of exercising such Award, to give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with applicable federal and state securities laws. If the Award Owner is a director or officer who is subject to Section 16 of the 1934 Act, the Company may require that such Award owner give written assurances, in substance and form satisfactory to the Company, that such person has consulted with competent counsel as to the application of Section 16(b) of the 1934 Act to such exercise.

          (b) Stock Certificate Legends. Certificates representing shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.

          (c) Compliance With Securities Laws

              (i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant or exercise of such Award or the issuance or purchase of shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

              (ii) The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.


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12.   Rights as a Stockholder

          The Award Owner shall have no rights as a stockholder with respect to any shares covered by the Award until the date on the stock certificate issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on such stock certificate

13.   Recapitalization

          In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any Awards granted under the Plan (including appropriate adjustment to applicable exercise prices). Such adjustment to outstanding Awards shall be made without change in the total value applicable to the unexercised portion of such Awards as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

14.   Reorganization

          In the event (i) the Company is merged or consolidated with another corporation other than an Affiliate, and the Company is not the surviving corporation, or (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation other than an Affiliate, or (iii) there is a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to all outstanding Awards, either (x) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of the Company (provided that no additional benefits shall be conferred upon Award Owners as a result of such substitution), or (y) upon written notice to the Award Owners, provide that all vested unexercised Awards must be exercised within a specified number of days of the date of such notice or they will be terminated, or (z) upon written notice to the Award Owners, provide that all vested unexercised Awards shall be purchased by the Company or successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their vested Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Board. In any such case, the Board may, in its discretion, accelerate the exercise dates of all or any individual outstanding Awards; provided, however, the Company may not accelerate the exercise dates of any outstanding Awards to an Award Owner to the extent such acceleration will cause the disallowance of a deduction under the "golden parachute payment" rules under Section 280G of the Code with respect to any payment to the Award Owner under this Plan or otherwise.

15.   No Special Employment Rights

          Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award Owner from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Board.



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16.   Other Employee Benefits

          The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

17.   Definitions

          (a) Affiliate. The term "Affiliate" shall mean a corporation or other person that, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

          (b) Fair Value. The term "Fair Value" of a share of Common Stock shall mean (i) if the Common Stock is not traded on a national securities exchange or "over the counter," the fair value, as determined in good faith by the Board using any reasonable valuation method without application of a discount to reflect illiquidity; (ii) if the Common Stock is traded on a national securities exchange, the closing price for such stock on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, or (iii) if the Common Stock is traded "over-the-counter," the closing price on the business day immediately preceding the date of determination, or if a closing price is not available, the average of the highest bid and the lowest offer reported on the business day immediately preceding the date of determination.

          (c) Parent Corporation. The term "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain. The status of a corporation as a Parent Corporation shall be determined as set forth above at the time of: (1) the grant of the Award, for purposes of Sections 4, 6(d)(i) and 6(d)(ii); (2) the exercise of the Award, for purposes of Sections 8(b) and 8(b)(i); (3) the Award Owner's death or disability, as applicable, for purposes of Sections 8(b)(ii) and (iii); and (4) the vesting date, for purposes of Section 10.

          (d) Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to Section 16 of the 1934 Act, or any successor rule.

          (e) Subsidiary. The term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The status of a corporation as a Subsidiary shall be determined as set forth above at the time of: (1) the grant of the Award, for purposes of Sections 4, 6(d)(i) and 6(d)(ii); (2) the exercise of the Award, for purposes of Sections 8(b) and 8(b)(i); (3) the Award Owner's death or disability, as applicable, for purposes of Sections 8(b)(ii) and (iii); and (4) the vesting date, for purposes of
Section 10.

18.   Amendment of the Plan

          (a) General. The Board may at any time and from time to time modify or amend the Plan in any respect, except that without the approval of the stockholders of the Company, the Board may not make any amendments that require approval of the stockholders under Rule 16b-3. As of June 1996, Rule 16b-3 required stockholder approval of amendments that (i) materially increase the benefits accruing to individuals who participate in the Plan, (ii) materially increase the maximum number of shares that may be issued under the Plan (except for permissible adjustments provided in the Plan), or (iii) materially modify the requirements as to eligibility for participation in the Plan. In addition, the Board shall not modify or amend the Plan in a manner that would require stockholder approval under Section 422 of the Code, without obtaining such stockholder


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approval, if such amendment would affect the status of any outstanding Incentive
Stock Option as an incentive stock option under Section 422 of the Code. As of June 1996, Section 422 of the Code required stockholder approval of amendments that (A) increase the aggregate number of shares that may be issued pursuant to Incentive Stock Options (except for permissible adjustments provided in the Plan), or (B) change the designation of employees or the class of employees eligible to receive Incentive Stock Options. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Board may amend outstanding Award agreements in a manner not inconsistent with the Plan.

          (b) Amendments to Comply with Tax and Securities Laws. Notwithstanding the provisions of Section 18(a), the Board shall have the right, but not the obligation, without the consent of the Company's stockholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and (ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award is subject.

19.   Withholding

          The Company shall have the right to deduct from any distribution of cash to an Award Holder, any amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Award. If an Award Holder is to experience a taxable event in connection with the receipt of shares upon exercise of an Award (a "Taxable Event"), the Award Holder shall pay the Withholding Taxes to the Company prior to such issuance. In satisfaction of the obligation to pay Withholding Taxes, the Award Holder may make a written election (the "Tax Election"), which may be accepted or rejected by the Committee, in its sole discretion, to have the Company withhold a portion of the shares otherwise issuable to the Award Holder having a Fair Value, on the date preceding the date of issuance, equal to the Withholding Taxes; provided that any Tax Election by an Award Holder that is subject to Section 16(b) of the 1934 Act shall comply with all requirements necessary to make the Tax Election an exempt transaction under Section 16(b).

20.   Effective Date and Duration of the Plan

          (a) Effective Date. The effective date of the Plan is July 16, 1992 (the "Effective Date"), which was the date on which the Board and the stockholders of the Company approved the adoption of the Plan. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed for termination of the Plan, as provided in Section 20(b).

          (b) Termination. The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under
(i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

21.   Rule 16b-3 Compliance

          Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.



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C374105.1